Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-99330, 33-80879, 333-87851, 333-88303, and 333-53228) of Lexmark International, Inc. of our report dated June 26, 2006 relating to the financial statements and supplemental schedule of the Lexmark Savings Plan, which appears in this Form 11-K/A for the year ended December 31, 2005.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Lexington, Kentucky
September 14, 2006